                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

    Filed by the registrant /X/
    Filed by party other than the registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            ------------------------

                                        NASH-FINCH COMPANY
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

                            ------------------------

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a6(i)(4) and 0-11.
     1  Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2  Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3 Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4  Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------

*Set forth the amount on which the filing fee is calculated and state how its determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1  Amount Previously Paid:
        ------------------------------------------------------------------------
     2  Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3  Filing Party:
        ------------------------------------------------------------------------
     4  Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                               NASH FINCH COMPANY
                            7600 FRANCE AVENUE SOUTH
                             EDINA, MINNESOTA 55435

                            ------------------------

                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 9, 1995

                            ------------------------

    NOTICE IS HEREBY GIVEN that the 1995 Annual Meeting of Stockholders of Nash Finch Company ("Nash Finch") will be held at the Lutheran Brotherhood Building, 625 Fourth Avenue South, Minneapolis, Minnesota, on Tuesday, May 9, 1995, at 10:00 a.m., local time, for the following purposes:

    1.  To elect four directors to serve for three-year terms.

    2. To consider and act upon a proposal to adopt the Nash Finch 1995 Director Stock Option Plan.

    3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Only stockholders of record as shown on the books of Nash Finch at the close of business on March 20, 1995 are entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof.

    Your attention is directed to the enclosed proxy statement and proxy card. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE URGED TO FILL IN, DATE, SIGN AND RETURN PROMPTLY THE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                                          By Order Of The Board of Directors

                                          Norman R. Soland
                                          Vice President, Secretary
                                            and General Counsel
April 3, 1995

                                     [LOGO]

                            7600 FRANCE AVENUE SOUTH
                             EDINA, MINNESOTA 55435
                          TELEPHONE NO. (612) 832-0534

                            ------------------------

                                PROXY STATEMENT
             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 9, 1995

                            ------------------------

                                  INTRODUCTION

    The Board of Directors of Nash Finch Company ("Nash Finch") solicits your proxy for use at the Annual Meeting of Stockholders to be held on May 9, 1995 (the "Annual Meeting"), and any adjournment or adjournments thereof. A proxy card is enclosed herewith. Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted in accordance with the instruc-tions given in such proxy. Any stockholder who executes and delivers the proxy may revoke it at any time prior to its use by giving notice in writing to the Secretary of Nash Finch, by filing a revoking instrument or a duly executed proxy bearing a later date with the Secretary of Nash Finch, or by attending the Annual Meeting and voting said stock in person. The execution by a stockholder of a later dated proxy will revoke all proxies previously executed by such stockholder. However, a stockholder who attends the Annual Meeting need not revoke his proxy and vote in person unless he wishes to do so. This proxy material is first being mailed to the Nash Finch stockholders on or about April 3, 1995.

                              PURPOSES OF MEETING

    The following business will be attended to at the Annual Meeting (the Board of Directors recommends a vote FOR the following):

    FIRST:  To elect four directors to serve for three-year terms.

    SECOND: To consider and act upon a proposal to adopt the Nash Finch 1995 Director Stock Option Plan.

    THIRD:   To transact such  other business as may  properly be brought before the Annual Meeting or any adjournment or adjournments thereof.

                       OUTSTANDING SHARES; VOTING RIGHTS

    The close of business on Monday, March 20, 1995 has been fixed by the Board of Directors of Nash Finch as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On March 20, 1995, Nash Finch had outstanding 10,874,455 shares of common stock, par value $1.66 2/3 per share ("Common Stock"), each such share entitling the holder thereof to one vote in person or by proxy. The holders of a majority of the total shares issued and outstanding (5,437,228 shares), whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

    Shares of Common Stock represented by properly executed proxies will be voted in accordance with the choices specified therein, and where no choice is specified, such shares will be voted (i) for the election of the four nominees,
(ii) for the adoption of the Nash Finch 1995 Director Stock Option Plan (the "Non-Employee Director Plan"), and (iii) with respect to any other business which may properly come before the Annual Meeting or any adjournment or adjournments thereof, according to the best judgment of the proxies named on the enclosed proxy card.

    In general, shares of Common Stock represented by a properly signed and returned proxy will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy reflects votes withheld from director nominees or abstentions (or is left blank) or reflects a "broker non-vote" on a particular matter (i.e., a proxy returned by a broker on behalf of its beneficial owner customer that is not voted on that particular matter because voting instructions have not been received and the broker has no discretionary authority to vote).

    Stockholders may vote for all nominees for director, or withhold authority to vote for all or certain nominees. Withheld shares will be treated as shares present and entitled to vote and will be counted as voted shares. In connection with the other proposal, stockholders may vote for or against the proposal, or abstain. Abstentions will be treated as shares present and entitled to vote but not cast in favor of the proposal, thus having the same effect as votes against the proposal. Broker non-votes, as to a particular matter, will be treated as shares not entitled to vote on that matter, and thus will not be counted as voted shares. The election of directors and approval of the Non-Employee Director Plan proposal, under Nash Finch's Bylaws, requires the affirmative vote of a majority of the total shares present and entitled to vote on each such matter.

                     PRINCIPAL STOCKHOLDERS AND BENEFICIAL
                            OWNERSHIP OF MANAGEMENT

    Set forth in the following table is information, as of March 1, 1995 unless otherwise indicated, pertaining to (a) the individual ownership of Common Stock by directors, nominees and named executive officers and (b) the ownership of Common Stock by directors and executive officers as a group. Nash Finch has no knowledge of any person or entity which beneficially owns more than 5% of the outstanding Common Stock. Options exercisable within 60 days after March 1, 1995 are set forth in note (2) to the table.

                                                              SHARES OF COMMON
                                                                    STOCK
                                                                BENEFICIALLY
                                                                OWNED (1)(2)
                                                            ---------------------
                                                                         PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                          AMOUNT     OF CLASS
- --------------------------------------------------          ----------   --------
Carole F. Bitter                                                500         *
Harold B. Finch, Jr.                                        130,589(3)    1.20%
Richard A. Fisher                                             1,000         *
Alfred N. Flaten                                              5,600(4)      *
Allister P. Graham                                            1,000         *
John H. Grunewald                                             2,000         *
Richard G. Lareau                                             3,500(5)      *
Russell N. Mammel                                            32,760(6)      *
Donald R. Miller                                              1,041(7)      *
Robert F. Nash                                              107,165(8)      *
Jerome O. Rodysill                                           21,015(9)      *
Arthur C. Wangaard, Jr.                                       2,800         *
David W. Bell                                                 4,847(10)     *
Norman R. Soland                                              3,050(11)     *
Clarence T. Walters                                             990(12)     *
All Directors and Executive Officers as a Group             325,008(13)   2.99
 (21 persons)

- ------------------------
*    Less than 1%.

(1) Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares.

(2) Not included are shares of Common Stock which may be acquired within 60 days of March 1, 1995 by the persons and group identified in this table upon the exercise of options granted under the Nash Finch 1994 Stock Incentive Plan. Shares of Common Stock issuable upon the exercise of options include: 10,000 shares for the estate of Mr. Finch; 1,400 shares for Mr. Flaten; 600 shares for Mr. Nash; 750 shares for Mr. Bell; 600 shares for Mr. Soland; 560 shares for Mr. Walters; and,

     17,740 shares for all directors and executive officers as a group. The following assumes the exercise of these options for purposes of calculating the percent of Common Stock deemed to be beneficially owned by such individual or group: the estate of Mr. Finch, 1.29%; each named executive officer and director of Nash Finch, less than 1%; and the directors and executive officers of Nash Finch as a group, 3.15%.

(3) Mr. Finch died on November 12, 1994. These shares are beneficially owned by Mr. Finch's estate.

(4) Includes 4,025 shares owned beneficially by Mr. Flaten and his wife jointly as to which he shares voting and investment power and 1,000 shares owned beneficially by Mr. Flaten's wife as to which he may be deemed to share voting and investment power, but as to which he disclaims any beneficial interest.

(5) Includes 1,500 shares owned beneficially by Mr. Lareau's wife as to which he may be deemed to share voting and investment power, but as to which shares he disclaims any beneficial interest.

(6) Includes 3,500 shares owned beneficially by the estate of Mr. Mammel's deceased wife, as to which he exercises voting and investment power as personal representative of the estate.

(7)  Reflects ownership as of March 8, 1995.

(8) Includes 28,082 shares owned beneficially by Mr. Nash's wife as to which he may be deemed to share voting and investment power, but as to which he disclaims any beneficial interest.

(9) Includes 10,620 shares held by a trust for the benefit of Mr. Rodysill's wife, of which Mr. Rodysill is a co-trustee with his son and as to which he shares voting and investment power.

(10) The shares are owned beneficially by Mr. Bell and his wife jointly and as to which he shares voting and investment power.

(11) The shares are owned beneficially by Mr. Soland and his wife jointly and as to which he shares voting and investment power.

(12) The shares are owned beneficially by Mr. Walters and his wife jointly and as to which he shares voting and investment power.

(13) Includes 59,264 shares as to which voting and investment power are shared or may be deemed to be shared.

                             ELECTION OF DIRECTORS

NOMINATION

    The Nash Finch Restated Certificate of Incorporation and Bylaws, each as amended, provide that the Board of Directors shall consist of not less than nine nor more than 17 members, as determined from time to time by the Board of Directors, divided into three classes of as nearly equal size as possible. The term of each class of directors is three years, and the term of one class expires each year in rotation. The Board of Directors has determined that there will be 10 directors of Nash Finch for the ensuing year.

    The terms of four current members of the Board of Directors will expire at the Annual Meeting. The terms of the remaining seven current members of the Board of Directors will not expire this year, but will expire as indicated below. Mr. Wangaard, a current director, has notified the Board that he will retire his directorship effective as of the date of the Annual Meeting. The directorship being vacated by Mr. Wangaard's retirement and the directorship vacated by Mr. Finch's death will not be filled, such that the Board of Directors shall consist of ten members. The Board of Directors has nominated four of the nominees listed below to serve as directors of Nash Finch for terms of three years, expiring at the 1998 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The four nominees currently serve as directors and have served continuously from the dates indicated below.

    The affirmative vote of a majority of the total shares represented in person or by proxy and entitled to vote is required for the election of the four nominees. It is the intention of the persons named in the enclosed form of proxy to vote such proxy for the election of the four nominees named in the proxy, unless otherwise directed by the stockholder. Nash Finch's Board of Directors recommends a vote FOR the election of each of the nominees. While the Board of Directors has no reason to believe that any of those named will not be available as a candidate, should such a situation arise, the proxy will be voted for the election as directors of such other persons as determined in the discretion of the proxies named on the enclosed proxy card. Proxies cannot be voted for a greater number of persons than the number of nominees named.

INFORMATION ABOUT DIRECTORS AND NOMINEES

                                                                                                               DIRECTOR
             NAMES                   AGE                           PRINCIPAL OCCUPATION                          SINCE
- --------------------------------     ---     ----------------------------------------------------------------  ---------
NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 1998:

Alfred N. Flaten                     60      President and Chief Executive Officer of Nash Finch                 1990
Allister P. Graham                   58      Chairman and Chief Executive Officer of The Oshawa Group Limited    1992
                                              (food and pharmaceutical distributor in Canada)
Richard G. Lareau                    66      Partner, Oppenheimer Wolff & Donnelly (law firm)                    1984
Jerome O. Rodysill                   66      Retired Senior Vice President of Nash Finch                         1974

DIRECTORS NOT STANDING FOR ELECTION THIS YEAR WHOSE TERMS EXPIRE IN 1997:
Russell N. Mammel                    68      Retired President and Chief Operating Officer of Nash Finch         1974
Donald R. Miller                     67      Management Consultant                                               1978
Robert F. Nash                       61      Vice President and Treasurer of Nash Finch                          1968

DIRECTORS NOT STANDING FOR ELECTION THIS YEAR WHOSE TERMS EXPIRE IN 1996:
Carole F. Bitter                     49      President  and Chief Executive Officer  of Harold Friedman, Inc.    1993
                                              (operator of retail supermarkets)
Richard A. Fisher                    65      Retired Vice  President  --  Finance and  Treasurer  of  Network    1984
                                              Systems   Corporation  (manufacturer   of  data  communications
                                              systems)
John H. Grunewald                    58      Executive Vice  President, Finance  and Administration,  Polaris    1992
                                              Industries, Inc. (manufacturer of recreational equipment)
Arthur C. Wangaard, Jr.(1)           67      Retired  Vice President,  Secretary and General  Counsel of Nash    1968
                                              Finch

- ------------------------
(1) Mr. Wangaard has notified the Board that he will retire his directorship effective as of the date of the Annual Meeting.

OTHER INFORMATION ABOUT DIRECTORS AND NOMINEES

    Except as indicated below, there has been no change in principal occupations or employment during the past five years for the directors or nominees for election as directors.

    Mr. Fisher retired in December 1992 as Vice President -- Finance and Treasurer of Network Systems Corporation, a position he had held for more than five years.

    Mr. Grunewald has served as Executive Vice President, Finance and Administration of Polaris Industries, Inc., a manufacturer of recreational equipment, since September 1993. He previously served as Executive Vice President, Chief Financial Officer and Secretary of Pentair, Inc. for more than five years, a position from which he retired in June 1993.

    Mr. Flaten's election as Chief Executive Officer was effective in November, 1994. His election as President and Chief Operating Officer of Nash Finch was effective in November 1991. He had been elected Executive Vice President, Sales and Operations of Nash Finch in February 1991. He was previously an operating officer of Nash Finch, having served as Vice President, Corporate Retail Operations from January 1989 to February 1991.

    Mr. Lareau has been a partner in the law firm of Oppenheimer Wolff & Donnelly for over 30 years. Oppenheimer Wolff & Donnelly has provided and is expected to continue to provide legal services to Nash Finch. Mr. Lareau also serves as a director of Merrill Corporation, Northern Technologies International Corporation and Ceridian Corporation.

    Mr. Mammel resigned in November 1991 as President and Chief Operating Officer of Nash Finch, a position that he had held for more than five years, in anticipation of his planned retirement which was effective January 1, 1992.

    Mr. Rodysill retired in January 1994 as Senior Vice President, Store Development and Construction of Nash Finch, a position he had held for more than five years.

INFORMATION ABOUT BOARD AND ITS COMMITTEES

    Standing committees of the Board of Directors include the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating Committee.

    The Executive Committee has substantially all of the authority and power of the Board of Directors in the management of the business and affairs of Nash Finch, as provided by Delaware corporation law, although the Executive Committee is at all times subject to the direction and control of the full Board of Directors. The current members of the Executive Committee are Alfred N. Flaten, Robert F. Nash and Jerome O. Rodysill. In addition, Norman R. Soland is a non-voting, advisory member of the committee. The Executive Committee met 15 times during fiscal 1994.

    The Audit Committee reviews and monitors accounting policies and control procedures of Nash Finch, including recommending the engagement of independent public accountants and reviewing the scope of the audit. The current members of the Audit Committee are Carole F. Bitter, Richard A. Fisher, John H. Grunewald and Richard G. Lareau. The Audit Committee met four times during fiscal 1994.

    The Compensation Committee determines salaries and bonuses for executive officers, selects the officer and key employee participants and determines the compensation awards to be made to such participants under the Nash Finch Executive Incentive Bonus and Deferred Compensation Plan, and considers new executive compensation plans for recommendation to the Board of Directors. The Compensation Committee also administers the 1994 Stock Incentive Plan ("the 1994 Plan"), and will administer the Non-Employee Director Plan if such plan is approved by the stockholders at the Annual Meeting. The current members of the Compensation Committee are Carole F. Bitter, Richard A. Fisher, Russell N. Mammel and Donald R. Miller. Alfred N. Flaten, as Chief Executive Officer of Nash Finch, is a non-voting member of the committee. The Compensation Committee met four times during fiscal 1994.

    The Nominating Committee considers and recommends to the Board of Directors the size of the Board, nominees who meet the criteria for Board membership, the procedures for identifying potential Board nominees and nominees for election as officers. In addition, the Nominating Committee recommends to the Board of Directors nominees for appointment to Board committees as well as the functions, responsibilities and procedures for the various Board committees. The current members of the Nominating Committee are Richard A. Fisher, Alfred N. Flaten, Allister P. Graham, Richard G. Lareau and Donald R. Miller. The Nominating Committee met three times during fiscal 1994. Stockholder recommendations for director nominees may be considered, but there are no established procedures for the submission of such recommendations to the Nominating Committee for consideration.

    During 1994, the Board of Directors held four regularly scheduled meetings and one special meeting. All of the directors attended 75% or more of the aggregate meetings of the Board of Directors and all committees on which they served.

COMPENSATION OF DIRECTORS

    DIRECTORS' FEES. Directors who are full-time employees of Nash Finch receive no separate compensation for their services as directors. Directors who are not full-time employees of Nash Finch receive out-of-pocket traveling expenses incurred in attending Board and committee meetings, and through February 28, 1994 received compensation of $800 for each Board meeting attended, $500 for each committee meeting attended (or, $300 if held on the same day as a Board meeting or by telephone conference), and a retainer of $1,000 per month. From March 1, 1994 through February 28, 1995, such directors received $1000 for each Board meeting attended, $600 for each committee meeting attended (or $400 if held on the same day as a Board meeting or by telephone conference), and a retainer of $1000 per month. Effective March 1, 1995, such directors receive $1,000 plus reasonable expenses incurred for each Board meeting attended, $750 plus reasonable expenses incurred for each committee meeting attended (or $500 if held on the same day as a Board meeting or by telephone conference), and a retainer of $1,100 per month.

    1995 DIRECTOR STOCK OPTION PLAN. Effective as of March 24, 1995, the Board adopted the Non-Employee Director Plan. Subject to the approval of the stockholders of the Non-Employee Director Plan at the Annual Meeting (see description of the Non-Employee Director Plan on pages 17 through 19 of this Proxy Statement), each director who is not an employee of Nash Finch will be eligible to receive an annual grant of an option to purchase 500 shares of the Common Stock immediately following each annual meeting of stockholders of Nash Finch while the plan is in effect.

                   EXECUTIVE COMPENSATION AND OTHER BENEFITS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth the cash and non-cash compensation earned during the fiscal years ending December 31, 1994, January 1, 1994 and January 2, 1993, by the two Chief Executive Officers who served as such during some portion of the year ended December 31, 1994, and the four most highly compensated executive officers of Nash Finch whose salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1994.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM COMPENSATION
                                                                            ----------------------
                                                                              AWARDS
                                                 ANNUAL COMPENSATION        -----------   PAYOUTS
                                           -------------------------------  SECURITIES   ---------      ALL OTHER
                NAME AND                    FISCAL     SALARY    BONUS (1)  UNDERLYING     LTIP     COMPENSATION (3)
           PRINCIPAL POSITION                YEAR        ($)        ($)     OPTIONS (2)   PAYOUTS          ($)
           ------------------              ---------  ---------  ---------  -----------  ---------  -----------------
Harold B. Finch, Jr.                         1994       300,324    159,000      10,000      (4)            --
  Former Chairman of the Board,              1993       294,191    150,000      --          --              7,874
  Chief Executive Officer                    1992       203,287    210,000      --          --              8,860
  and Director (5)
Alfred N. Flaten                             1994       221,257    100,000       7,000      --              4,944
  President, Chief Executive                 1993       199,452     85,000      --          --              7,874
  Officer and Director (6)                   1992       127,054    125,000      --          --              8,180
David W. Bell                                1994       127,150     50,000       3,750      --              4,944
  Senior Vice President,                     1993       118,674     33,000      --          --              4,960
  Retail Sales and Operations                1992       113,841     30,000      --          --              3,326
Norman R. Soland                             1994       102,219     33,000       3,000      --              4,338
  Vice President, Secretary                  1993        97,233     29,500      --          --              4,095
  and General Counsel                        1992        94,529     25,500      --          --              4,508
Clarence T. Walters                          1994       104,712     22,000       2,800      --              4,009
  Vice President, Management                 1993        99,726     17,000      --          --              3,727
  Information Systems                        1992        96,561     12,000      --          --              4,160
Robert F. Nash                               1994        92,745     33,000       3,000      --              4,076
  Vice President, Treasurer                  1993        87,759     31,000      --          --              4,174
  and Director                               1992        76,233     37,500      --          --              4,342

- ------------------------
(1) Cash bonuses for services rendered have been included as compensation for the year earned, even though bonuses were actually paid in the following year.

(2) Reflects the grant of options under the Nash Finch 1994 Stock Incentive Plan. Refer to the table entitled "Option Grants in Last Fiscal Year" on page 10 of this Proxy Statement for additional information regarding such grants.

(3) "All Other Compensation" consists of contributions by Nash Finch in 1992, 1993 and 1994 to the Nash Finch Profit Sharing Plan.

(4)  Mr. Finch's  account under  the  Nash Finch  Executive Bonus  and  Deferred
     Compensation  Plan became payable to his designated beneficiary on November
     12, 1994. No benefits were paid, however, in 1994.

(5) Mr. Finch died on November 12, 1994. Hereinafter, all options, incentive awards or other securities held by Mr. Finch shall be understood to be held by Mr. Finch's estate.

(6)  Effective  November  15,  1994, Mr.  Flaten  succeeded Mr.  Finch  as Chief
     Executive Officer.  Prior to  that  time, Mr.  Flaten  had been  the  Chief
     Operating Officer of the Company.

STOCK OPTIONS

    The following tables summarize option grants during the fiscal year ended December 31, 1994 to the executive officers named in the Summary Compensation Table and the potential realizable value of the options held by such persons at December 31, 1994. During 1994, no options were exercised by the executive officers named in the Summary Compensation Table.

                       OPTIONS GRANTS IN LAST FISCAL YEAR

                                                                                   POTENTIAL REALIZABLE
                                             INDIVIDUAL GRANTS                       VALUE AT ASSUMED
                          -------------------------------------------------------      ANNUAL RATES
                           NUMBER OF                                                  OF STOCK PRICE
                          SECURITIES      % OF TOTAL                                 APPRECIATION FOR
                          UNDERLYING    OPTIONS GRANTED   EXERCISE OR                OPTION TERM (2)
                            OPTIONS     TO EMPLOYEES IN   BASE PRICE   EXPIRATION  --------------------
NAME                      GRANTED (1)     FISCAL YEAR       ($/SH)        DATE        5%         10%
- ------------------------  -----------  -----------------  -----------  ----------  ---------  ---------
Harold B. Finch, Jr.          10,000             3.3          16.875     11/12/95  $   7,719  $  15,407
Alfred N. Flaten               7,000             2.3          16.875      7/14/99     29,002     63,263
David W. Bell                  3,750             1.3          16.875      7/14/99     15,537     33,891
Norman R. Soland               3,000             1.0          16.875      7/14/99     12,430     27,113
Clarence T. Walters            2,800              .9          16.875      7/14/99     11,601     25,305
Robert F. Nash                 3,000             1.0          16.875      7/14/99     12,430     27,113

- ------------------------
(1) Reflects the grant of options under the Nash Finch 1994 Stock Incentive Plan. These options vest according to the following schedule: 20% immediately upon the date of grant and 20% on each of the first four anniversaries of the date of grant.

(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Common Stock, overall market conditions and the executive's continued involvement with Nash Finch. The amounts represented in this table might not necessarily be achieved.

                         FISCAL YEAR-END OPTION VALUES

                                                         VALUE OF UNEXERCISED
                            NUMBER OF UNEXERCISED       IN-THE-MONEY OPTIONS AT
                         OPTIONS AT DECEMBER 31, 1994    DECEMBER 31, 1994 (1)
                         ----------------------------  -------------------------
NAME                     EXERCISABLE   UNEXERCISABLE   EXERCISABLE UNEXERCISABLE
- -----------------------  -----------  ---------------  ----------  -------------
Harold B. Finch, Jr.         10,000              0         --           --
Alfred N. Flaten              1,400          5,600         --           --
David W. Bell                   750          3,000         --           --
Norman R. Soland                600          2,400         --           --
Clarence T. Walters             560          2,240         --           --
Robert F. Nash                  600          2,400         --           --

- --------------------------
(1) As of December 31, 1994, none of the options held by the executive officers named in the Summary Compensation Table were "in-the-money."

LONG-TERM INCENTIVE PLAN

    The following table sets forth, information regarding (a) the number of stock equivalent ("phantom stock") units allocated during the fiscal year ended December 31, 1994 to each of the executive officers named in the Summary
Compensation Table under the Nash Finch Executive Bonus and Deferred Compensation Plan (the "Deferred Compensation Plan") and (b) the number of performance share units granted to such officers under the Nash Finch 1994 Stock Incentive Plan (the "1994 Plan"). Each phantom stock unit has a base value of $16.066.

             LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                                                         ESTIMATED FUTURE
                                                        PAYOUTS UNDER NON-
                                         PERFORMANCE    STOCK PRICE-BASED
                           NUMBER OF      OR OTHER            PLANS
                         SHARES, UNITS  PERIOD UNTIL   --------------------
                           OR OTHER     MATURATION OR  THRESHOLD   TARGET      MAXIMUM
NAME                      RIGHTS (#)       PAYOUT         (#)        (#)         (#)
- -----------------------  -------------  -------------  ---------  ---------  -----------
Harold B. Finch, Jr.          --               -- (1)     --         --          --
                             20,331(2)     1994-1996       0         13,554      13,554
Alfred N. Flaten              2,040(3)         -- (4)     --         --          --
                             12,066(2)     1994-1996       0          8,044       8,044
David W. Bell                 1,124(3)         -- (4)     --         --          --
                              5,010(2)     1994-1996       0          3,340       3,340
Norman R. Soland                859(3)         -- (4)     --         --          --
                              4,110(2)     1994-1996       0          2,740       2,740
Clarence T. Walters             805(3)         -- (4)     --         --          --
                              4,209(2)     1994-1996       0          2,806       2,806
Robert F. Nash                  799(3)         -- (4)     --         --          --
                              3,729(2)     1994-1996       0          2,486       2,486

- --------------------------
(1)  Prior  to  his  death,  Mr.  Finch  was  a  participant  in  the   Deferred
     Compensation Plan (see footnote (3) below for additional information concerning the Deferred Compensation Plan). Mr. Finch's Deferred Compensation Plan account became payable to his designated beneficiary on November 12, 1994. No benefits were paid, however, in fiscal 1994.

(2)  These awards represent performance  units granted under  the 1994 Plan  and payable,  to the extent earned, in shares of Common Stock (the "Performance
     Units"). Payout of  the Performance  Units is tied  to achieving  specified levels  of  earnings per  share ("EPS")  growth,  average return  on stock-
     holders' equity ("ROE") and total  stockholder return ("TSR"). Minimum  and maximum  performance goals  for each category  have been  determined by the
     Compensation Committee and approved by the Board. If performance equals  or exceeds  the maximum  goal for the  category, all of  the Performance Units allocated to the category are earned and paid out. If performance equals or is less  than the  minimum  goal, no  Performance  Units allocated  to  the category  are earned or paid out.  If performance for a particular category exceeds the minimum goal  for that category, but  is less than the  maximum goal,  Performance Units are earned and  paid out on a proportionate basis.
     Performance Units allocated to EPS growth  would be earned based upon  1994 performance  and paid out  in 1995. Performance Units  allocated to ROE and
     TSR would be  earned based  upon performance  for the  period 1994  through
     1996, and would not be paid out until 1997. The minimum targeted EPS growth was  not achieved  in 1994, and  therefore, Performance  Units allocated to this category were  not earned  and will  not be  paid out  in 1995.  Since payout  of the  Performance Units  may not  exceed 100%  of the Performance
     Units granted, the target award amount and the maximum award amount are the same.  More  detail  about  the  Performance  Units  is  available  in  the
     Compensation  Committee  Report  on  pages  13  through  15  of  this Proxy
     Statement.

(3)  The Deferred  Compensation  Plan provides  additional  long-term  incentive compensation  to  selected  executive  officers  and  other  key employees.
     Participants are selected annually by the Compensation Committee which also determines the  amounts  to be  allocated  to participants  for  the  year.
     Normally,   the  Deferred  Compensation  Plan  is  effective  only  if  the consolidated net income of  Nash Finch and its  subsidiaries exceeds 6%  of the  stockholders  equity  as  shown  on  Nash  Finch's  current  financial statements, and then only 5% of such excess is available for allocation  to participants.  The Compensation Committee may,  however, in its discretion, authorize any amount to be allocated under the Deferred Compensation  Plan.
     The  amount allocated annually to  each participant cannot exceed one-third of the  participant's  annual  base  salary.  The  entire  allotment  to  a participant  is contingently credited  to the participant's  account at the end of each year. (Nash Finch does  not fund or set aside any cash  amounts which  are  allocated  to participants;  instead,  bookkeeping  entries are made). Allotments credited to each  participant's account are converted  to share  equivalents  of Common  Stock and  each  participant is  entitled to additional credits for dividends paid on such share equivalents during each year. The  dividend credits  are also  converted to  share equivalents.  In
     addition,   the  value  of  each  participant's  account  is  increased  or decreased, whichever is applicable, by an  amount equal to the increase  or decrease  in fair  market value of  the share equivalents  during the year, provided that the participant is always entitled to the amounts  originally allocated  regardless  of  any  decrease  in  the  market  value  of  share equivalents.

(4) Amounts contingently credited to the participant's account are payable to the participant in cash upon termination of employment, except that benefits may be totally or partially forfeited under certain circumstances.

CHANGE IN CONTROL AGREEMENTS

    The Board of Directors has authorized Nash Finch to enter into change in control agreements with certain executive officers and key employees of Nash Finch and its subsidiaries. Pursuant to these agreements, certain payments and benefits would be provided to such employees in the event their employment is terminated under certain conditions, including a change in control of Nash Finch.

    If an employee is terminated by Nash Finch or a subsidiary within 24 months of a change in control (or, in limited circumstances, prior to such a change in control) other than by reason of death, disability, retirement or cause, or the employee terminates for good reason, Nash Finch will pay or cause to be paid to the employee a lump sum equal to the employee's highest monthly compensation (as defined in the employee's change in control agreement) multiplied by a number of months equal to either 12, 24 or 36 months and will maintain or cause to be maintained benefit plans (including health, life, dental and disability) for the employee and his or her dependents for 12, 24 or 36 months. Subject to certain limitations, the multiple referred to above is 36 months for Mr. Flaten, 24 months for Mr. Bell, Mr. Soland, Mr. Walters and Mr. Nash, and 24 months or 12 months for all other designated employees.

    The options and performance units granted in 1994 to the executive officers named in the Summary Compensation Table were granted under the 1994 Plan.
Pursuant to the terms of the 1994 Plan and the agreements evidencing such awards, the following occurs upon a change in control of Nash Finch: (i) for options granted under the 1994 Plan, the Compensation Committee, in its sole discretion, may (a) accelerate the exercisability of options such that the options will be immediately exercisable upon the change in control, or (b) determine that the optionee will receive, as of the effective date of the change in control, cash in an amount equal to the excess of the fair market value of the option shares immediately prior to the effective date of the change in control over the exercise price per share of the options; and (ii) for performance units granted under the 1994 Plan, the Compensation Committee, in its sole discretion, may (a) adjust the number and kind of securities subject to the performance unit and the performance criteria which must be fulfilled in order to earn the award shares, and (b) in the event of involuntary termination of employment following a change in control, adjust the formula provided in the performance award to provide for the issuance of more awards shares than would be the case if the involuntary termination were not preceded by a change in control.

    Pursuant to the terms of the Deferred Compensation Plan, the following occurs upon a change in control of Nash Finch: (i) an additional amount would be allocated to the account of each participant equal to the amount allocated in the previous year; (ii) forfeiture provisions of the Deferred Compensation Plan would lapse; and (iii) the total balance of the participant's account would become payable in full.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    OVERVIEW. The Compensation Committee of the Board of Directors is comprised of directors who are not full-time employees of Nash Finch. The Chief Executive Officer of Nash Finch, EX OFFICIO, is a non-voting member of the Compensation Committee.

    The Compensation Committee was established by the Board of Directors in May 1992, and overall responsibility for executive compensation is being concentrated under its authority pursuant to delegation by the Board. As described under "Election of Directors -- Information About Board and Its Committees," the Compensation Committee determines annual salaries and bonuses of executive officers and certain other key employees, including the Chief Executive Officer; considers and makes recommendations to the Board concerning new executive compensation plans; administers the Deferred Compensation Plan; administers the 1994 Stock Incentive Plan; and will administer the Non-Employee Director Plan if approved by the stockholders at the Annual Meeting.

    As part of the Company's on-going efforts to ensure the continuing effectiveness and appropriateness of its executive compensation program, the program was reviewed in 1993 with the assistance of an outside consultant. The review led to various changes in Nash Finch's policies regarding executive compensation including clarification and restatement of the basic objectives of the program, a more defined performance focus, and an increased emphasis on performance-related stock incentives.

    COMPENSATION PHILOSOPHY. The fundamental objective of Nash Finch's executive compensation program is to support the achievement of the Company's business objectives. As such, the Company's philosophy is that executive compensation should be designed to achieve the following objectives:

    - Enable the Company to attract and retain qualified key executives whose skills and capabilities are needed to assure the continued growth and success of Nash Finch in a highly competitive industry.

    - Provide an incentive to executives by tying a meaningful portion of compensation to the achievement of Company financial objectives.

    - Align the interests of executives with those of Nash Finch stockholders by providing a significant portion of compensation in Common Stock.

    To maintain an appropriately competitive level of total compensation, comparisons are made with the ranges of compensation paid to persons holding comparable positions at other companies of similar size, with primary emphasis on the food distribution industry. These comparisons, by necessity, extend beyond the companies included in the peer group for the comparative performance graph shown below, given the number and size of companies included in the industry group.

    COMPONENTS OF EXECUTIVE COMPENSATION.  The principal components of executive
compensation  include   salaries,  cash   bonuses  and   longer-term   incentive
compensation.

    Salaries and cash bonuses for executive officers, including Mr. Flaten and the other executive officers named in the Summary Compensation Table, are determined annually, taking into consideration the executive's level of responsibility and experience, individual and corporate performance, and competitive compensation comparisons. While no specific criteria for measuring individual and corporate performance are employed, each executive officer's performance is evaluated by the Chief Executive Officer and reviewed by the Compensation Committee. Similarly, in determining bonuses for executive officers, the financial results of the Company are reviewed in light of various objectives for the year, historical performance levels, external factors and competitive considerations.

    Longer-term incentive compensation consists of awards of phantom stock units to certain executives under the Deferred Compensation Plan. Such awards are intended primarily to serve as a means of retaining key executives by providing supplemental retirement income. The potential value of such awards is linked to stock price appreciation providing an additional long-term incentive to increase stockholder value during an executive's career with Nash Finch. The Compensation Committee administers the Deferred Compensation Plan and is responsible for selecting the executive officers and other key employees for participation in the plan and determining the amounts of compensation awards allocated to the selected participants. Refer to "Executive Compensation and Other Benefits -- Long-Term Incentive Plan" for a description of the key terms of the Deferred Compensation Plan.

    It has also been Nash Finch's policy to encourage a broad range of employees (including executive officers) to participate in stock ownership. For this purpose, a number of stock option plans have been adopted over the years. The size of individual stock option grants made under such plans have largely been determined by the employee's position and ability to purchase shares, as measured by his or her cash compensation level.

    A result of the 1993 review of the executive compensation program, and the Compensation Committee's recommendations to the Board of Directors based thereon, was the proposal and adoption by the stockholders at the 1994 Annual Meeting of the 1994 Plan.

    The 1994 Plan, among other things, authorizes the Compensation Committee to award rights to executive officers and other key employees to receive shares of Common Stock upon the achievement of established performance goals. Such awards are referred to in the 1994 Plan as "Performance Units."

    Such Performance Units would have a maximum value at grant ranging from 60% of a participant's 1994 base salary to 120% for the Chief Executive Officer. For 1994, the number of share units which could be earned (an equal number of share units for each of three corporate performance objectives) would be determined on the basis of the average closing sales prices for the Common Stock for the last calendar quarter of 1993. The three performance categories, which the Board of Directors has approved, are earnings per share (EPS) growth in 1994 compared with the highest reported EPS for the preceding four years, average return on stockholders' equity (ROE) for the three-year period beginning in 1994, and total stockholder return (TSR) for the same three-year period. Minimum and maximum performance goals have been determined by the Compensation Committee and approved by the Board of Directors for each category. In no case will any portion of an award for a performance category be earned unless the minimum for that category is exceeded. An award for EPS growth would be earned based on performance in 1994 and paid out in 1995. Awards for ROE and TSR would, to the extent earned, not be paid out until 1997. Awards paid out in Common Stock will be restricted as to transferability for three years following the issuance of such shares.

    The Compensation Committee believes that such performance-based awards will serve the purpose of more closely aligning executive and stockholder interests in that the executives will benefit only if stockholder value is enhanced. Also, for this purpose, in 1994 the Compensation Committee established stock ownership guidelines for executive officers who will be encouraged, but not required, to satisfy these guidelines within three to five years. The stock ownership guideline for the Chief Executive Officer is five times annual base salary.

    CHIEF EXECUTIVE OFFICER COMPENSATION. For the 1994 fiscal year, Mr. Finch or his estate received a salary of $300,324, and a bonus of $159,000. Mr. Flaten received a salary of $221,257, a bonus of $100,000, and a grant of 2,040 phantom stock units under the Deferred Compensation Plan. The salary and bonus of each of Mr. Finch and Mr. Flaten were determined in accordance with the policies outlined above.

                                          Carole F. Bitter (appointed 2/14/95)
                                          Richard A. Fisher
                                          Russell N. Mammel
                                          Donald R. Miller
                                          Alfred N. Flaten, (EX OFFICIO)

                                          Members of the Compensation Committee

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Flaten, the Chief Executive Officer of Nash Finch, is a non-voting member of the Compensation Committee. Mr. Mammel, the retired President and Chief Operating Officer of Nash Finch, is also a member of and chairs the Compensation Committee.

PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return on Nash Finch Common Stock for the last five fiscal years with the cumulative total return over the same period of the S & P 500 Index, the S & P SmallCap 600 Index (in which Nash Finch is included) and a peer group of companies selected by Nash Finch (weighted according to the peer companies' market capitalization at the beginning of each fiscal year). The comparison assumes the investment of $100 in Common Stock, the S & P 500 Index, the S & P SmallCap 600 Index and the peer group at the end of fiscal 1989 and reinvestment of all dividends.

                           TOTAL SHAREHOLDERS RETURN
                           PREPARED FOR NASH FINCH CO

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           NASH FINCH CO.    S& P 500   S & P SMALLCAP 600 INDEX    PEER GROUP
1989                100.00      100.00                     100.00        100.00
1990                 71.84       96.89                      76.31         93.98
1991                 73.50      126.42                     113.32        103.60
1992                 83.15      136.05                     137.16        111.14
1993                 82.72      149.76                     162.92        119.21
1994                 80.24      151.74                     155.15         91.99

Source: Standard & Poor's Compustat Services, Inc.

    The companies included in the peer group are Fleming Companies, Inc., Super Food Services, Inc. and Supervalu, Inc. They were selected on the basis that, like Nash Finch, each is predominately a full-line wholesale distributor of grocery products having several distribution centers and with operations which extend over a wide geographic area. The Compensation Committee has approved the selection of these companies.

COMPLIANCE WITH FEDERAL TAX LEGISLATION

    Federal tax legislation enacted in 1993 generally would preclude Nash Finch and other public companies from taking a tax deduction for compensation over $1 million which is not "performance-based" and is paid, or otherwise taxable, to executives named in the Summary Compensation Table and employed by Nash Finch at the end of the applicable tax year. No named executive earned over $1 million in 1994. Similarly, no named executive is likely to earn over $1 million in 1995. The Compensation Committee intends to monitor the executive compensation program with respect to the present federal tax law.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.

    Section 16(a) of the Securities Exchange Act of 1934 requires Nash Finch's directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of Common Stock to file with the SEC reports of initial ownership and reports of changes in ownership. Copies of such reports must also be furnished to Nash Finch, which offers assistance to its directors and executive officers in complying with Section 16(a), including preparing the reports and forwarding them to the SEC for filing. During 1994, a report of a change in ownership by Mr. Flaten's wife was filed approximately four months late. Also, due to administrative oversight on the part of Nash Finch, the initial report of ownership of Charles M. Seiler, an officer, was filed approximately three months late.

    To Nash Finch's knowledge, based upon a review of the copies of reports furnished to Nash Finch and written representations, all other filing requirements applicable to directors and executive officers were complied with during the fiscal year ended December 31, 1994, and no other reports of actual transactions were filed late.

                             PROPOSAL TO ADOPT THE
                   NASH FINCH 1995 DIRECTOR STOCK OPTION PLAN

INTRODUCTION

    Effective as of March 24, 1995, the Board of Directors adopted the Non-Employee Director Plan. The Non-Employee Director Plan provides for the automatic award of nonqualified options to purchase shares of Common Stock to members of the Board of Directors who are not also employees of Nash Finch. The Board of Directors believes that the Non-Employee Director Plan will advance the interests of Nash Finch and its stockholders by (i) increasing the proprietary interests of non-employee directors in Nash Finch's long-term success and more closely aligning the interests of such directors with the interests of Nash Finch's stockholders, and (ii) providing an additional means by which Nash Finch can attract and retain experienced and knowledgeable people to serve as directors.

SUMMARY OF THE NON-EMPLOYEE DIRECTOR PLAN

    The following summary of the principal features of the Non-Employee Director Plan is qualified in its entirety by reference to the full text of the Non-Employee Director Plan.

    SHARES AVAILABLE UNDER THE NON-EMPLOYEE DIRECTOR PLAN. No more than 40,000 shares of the Common Stock may be the subject of stock options granted under the Non-Employee Director Plan ("Options"). The shares of Common Stock issuable under the Non-Employee Director Plan may, at the election of the Compensation Committee, be either treasury shares or shares authorized but unissued. If there is any change in the corporate structure or shares of Common Stock of Nash Finch such as in connection with a merger, recapitalization, stock split, stock dividend, or other extraordinary dividend (including a spinoff), the aggregate number and kind of securities subject to Options under the Non-Employee Director Plan, the number of shares issuable upon the exercise of Options and the exercise price of Options will be appropriately adjusted to prevent dilution or enlargement of rights of participants. If any Option terminates, expires or is cancelled without having been exercised in full, then such unexercised shares subject to the Option will automatically again become available for issuance under the Non-Employee Director Plan.

    ELIGIBILITY. All directors of Nash Finch who are not employees of Nash Finch or its subsidiaries are eligible to participate in the Non-Employee Director Plan.

    OPTION GRANTS. Annual grants of Options to purchase 500 shares of Common Stock will be made automatically to each eligible non-employee director immediately following each annual meeting of stockholders of Nash Finch. The exercise price per share of each Option granted under the Non-Employee Director Plan will be 100% of the fair market value of the underlying Common Stock on the date the Option is granted. Payment for stock purchased upon the exercise of an Option must be made in full in cash at the time of exercise. An Option granted under the Non-Employee Director Plan will become exercisable in full six months after its date of grant, and will no longer be exercisable five years from its date of grant. If an eligible director's service as a director is terminated due to death, disability or retirement, all outstanding Options then held by the director will become exercisable in full and will remain exercisable for one year. If a director's service is terminated for any reason other than death, disability or retirement, all rights of the eligible director under the Non-Employee Director Plan and any agreements evidencing an Option will immediately terminate without notice of any kind and no Options then held by the eligible director will thereafter be exercisable; provided, however, that if such termination is due to any reason other than termination for "cause," all outstanding Options then held by the director will remain exercisable for a period of three months after termination of service as a director to the extent such Options were exercisable as of such termination (but in no event after the expiration date of any such Option).

    ADMINISTRATION OF DIRECTOR PLAN. The Non-Employee Director Plan will be administered by the Compensation Committee. The Compensation Committee, however, will have no authority or discretion to determine eligibility for participation in the Non-Employee Director Plan, the number of shares of Common Stock to be subject to Options granted under the Non-Employee Director Plan, or the timing, pricing or other terms and conditions of such Options.

    AMENDMENT OF THE PLAN. The Board may amend the Non-Employee Director Plan in such respects as is deemed advisable. No such amendment will be effective without the approval of Nash Finch's stockholders if stockholder approval of the amendment is required pursuant to Rule 16b-3 under the Securities Exchange Act of 1934 or the rules of the National Association of Securities Dealers, Inc. ("NASD"). Furthermore, the Non-Employee Director Plan may not be amended more than once every six months unless permitted by Rule 16b-3 under the Exchange Act.

    NON-TRANSFERABILITY OF  AWARD.   No Option  granted under  the  Non-Employee
Director Plan may be transferred by a participant for any reason or by any means, except by will or by the laws of descent and distribution.

    TERM OF THE PLAN.  The  Non-Employee Director Plan will be deemed  effective
as   of  March  24,  1995,  if  approved  by  the  Company's  stockholders.  The
Non-Employee Director Plan will terminate on March 1, 2000.

FEDERAL INCOME TAX CONSEQUENCES

    The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives an Option.

    The Options granted under the Non-Employee Director Plan do not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Generally, neither the non-employee director nor the Company incurs any federal income tax consequences as a result of the grant of an Option. Upon exercise of an Option, the non-employee director will recognize ordinary compensation income in an amount equal to the difference between (i) the fair market value of the shares purchased on the date the non-employee director is no longer subject to liability under Section 16(b) of the Securities Exchange Act of 1934 with respect to such shares purchased (or on the date of exercise if the non-employee director makes an election under Section 83(b) of the Code within 30 days of exercise), and (ii) the consideration paid for the shares. Nash Finch will generally be entitled to a corresponding tax deduction at the time the non-employee director realizes ordinary income.

    At the time of a subsequent sale or disposition of any shares of Common Stock obtained upon exercise of an Option, any gain or loss will be a capital gain or loss. Such gain or loss will be a long-term capital gain or loss if the sale or disposition occurs more than one year after the date of exercise and short-term capital gain or loss if the sale or disposition occurs one year or less after the date of exercise. Such a sale of option shares by a non-employee director will have no tax consequences for Nash Finch.

AWARDS UNDER THE NON-EMPLOYEE DIRECTOR PLAN

    As of the date of this Proxy Statement, no awards have been made under the Non-Employee Director Plan. If the Non-Employee Director Plan is approved by the stockholders at the Annual Meeting, each of the non-employee directors holding office after the Annual Meeting will be granted an Option for 500 shares as of the date of the Annual Meeting and, while the Non-Employee Director Plan remains in effect, as of the date of each annual meeting of the stockholders of Nash Finch thereafter if he or she remains a Board member on such date or dates.

BOARD OF DIRECTORS RECOMMENDATIONS

    The Board of Directors recommends that the stockholders vote FOR approval and ratification of the Non-Employee Director Plan. The affirmative vote of a majority of the total shares represented in person or by proxy and entitled to vote is required for approval. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the Non-Employee Director Plan.

                              INDEPENDENT AUDITORS

    On February 14, 1995, the Board of Directors, upon recommendation of the Audit Committee, approved the engagement of Ernst & Young LLP as independent certified public accountants to audit the Nash Finch's financial statements for the fiscal year ending December 30, 1995. The services of the accounting firm of KPMG Peat Marwick LLP, which previously served as the Company's independent certified public accountants, were terminated effective upon completion of the audit for the fiscal year ended December 31, 1994. During the two most recent fiscal years, Nash Finch had no disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure and KPMG Peat Marwick LLP's report on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting principles. During the two most recent fiscal years or any subsequent interim period prior to engaging Ernst & Young LLP, there were no consultations with Ernst & Young LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements.

    Nash Finch does not intend to request that the stockholders approve the selection of the independent public accountants for the fiscal year ended December 30, 1995. Nash Finch requested and expects a representative of both KPMG Peat Marwick LLP and Ernst & Young LLP to be present at the Annual Meeting, to make a statement if he or she so desires and to respond to appropriate questions.

                           1996 STOCKHOLDER PROPOSALS

    Any proposal of a Nash Finch stockholder intended to be presented at the Annual Meeting of Stockholders in 1996 must be received by Nash Finch at its principal executive office not later than November 30, 1995, for inclusion in its proxy statement and form of proxy.

                                 MISCELLANEOUS

    The Board of Directors is not aware of any other matters which may be presented to the stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment or adjournments thereof, it is the intention of the persons named on the proxy card to vote such proxies in accordance with their best judgment on such matters.

    The cost of soliciting proxies will be borne by Nash Finch. Directors, officers and regular employees of Nash Finch may, without compensation other than their regular compensation, solicit proxies by mail, telephone, telegram or personal interview. Nash Finch may reimburse brokerage firms and others for their expense in forwarding proxy materials to the beneficial owners of Common Stock.

    All stockholders who do not expect to attend the Annual Meeting, are urged to execute and return the enclosed proxy card promptly.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          NORMAN R. SOLAND
                                          VICE PRESIDENT, SECRETARY
                                            AND GENERAL COUNSEL
April 3, 1995
Minneapolis, Minnesota

                              NASH FINCH COMPANY

                        1995 DIRECTOR STOCK OPTION PLAN

1.    PURPOSE OF PLAN.

      The purpose of the Nash Finch Company 1995 Director Stock Option Plan (the "Plan") is to advance the interests of Nash Finch Company (the "Company") and its stockholders by enabling the Company to attract and retain the services of experienced and knowledgeable directors and to increase the proprietary interests of such directors in the Company's long-term success and progress and their identification with the interests of the Company's stockholders.

2.    DEFINITIONS.

      The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

      2.1   "BOARD" means the Board of Directors of the Company.

      2.2   "CODE" means the Internal Revenue Code of 1986, as amended.

      2.3 "COMMITTEE" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

      2.4 "COMMON STOCK" means the common stock of the Company, par value $1.66 2/3 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with
Section 4.3 of the Plan.

      2.5 "DISABILITY" means the disability of an Eligible Director such as would entitle the Eligible Director to receive disability income benefits pursuant to the long-term disability plan of the Company then covering the Eligible Director or, if no such plan exists or is applicable to the Eligible Director, the permanent and total disability of the Eligible Director within the meaning of Section 22(e)(3) of the Code.

      2.6 "ELIGIBLE DIRECTORS" means all directors of the Company who are not, as of the date of grant of an Option, full-time employees of the Company or any subsidiary of the Company.

      2.7 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      2.8 "FAIR MARKET VALUE" means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote), the mean between the reported high and low sale prices of the Common Stock as reported on the NASDAQ National Market System or any stock exchange on which the Common Stock is listed.

      2.9 "OPTION" means a right to purchase 500 shares of Common Stock (subject to adjustment as provided in Section 4.3 of the Plan) granted to an Eligible Director pursuant to Section 5 of the Plan that does not qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

      2.10 "RETIREMENT" means the retirement of an Eligible Director pursuant to and in accordance with the normal retirement/pension plan or practice of the Company then covering the Eligible Director.

      2.11  "SECURITIES ACT" means the Securities Act of 1933, as amended.

3.    PLAN ADMINISTRATION.

      The Plan will be administered by a committee (the "Committee") consisting solely of two or more members of the Board. All questions of interpretation of the Plan will be determined by the Committee, each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan. The Committee, however, will have no power to determine the eligibility for participation in the Plan, the number of shares of Common Stock to be subject to Options, or the timing, pricing or other terms and conditions of the Options.

4.    SHARES AVAILABLE FOR ISSUANCE.

      4.1 MAXIMUM NUMBER OF SHARES AVAILABLE. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 40,000 shares. The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

      4.2 ACCOUNTING FOR OPTIONS. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Options will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Option that lapses, expires, or for any reason is terminated unexercised will automatically again become available for issuance under the Plan.

      4.3 ADJUSTMENTS TO SHARES AND OPTIONS. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities available for issuance under the Plan and, in order to prevent dilution or enlargement of the rights of Eligible Directors, the number, kind and, where applicable, exercise price of securities subject to outstanding Options.

5.    OPTIONS.

      5.1 GRANT. On an annual basis, each director of the Company who qualifies as an Eligible Director immediately following each annual meeting of stockholders of the Company will be granted an Option.

      5.2 EXERCISE PRICE. The per share price to be paid by an Eligible Director upon exercise of an Option will be 100% of the Fair Market Value of one share of Common Stock on the date of grant. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order).

      5.3 EXERCISABILITY AND DURATION. Each Option will become exercisable in full six months following its date of grant and, subject to earlier termination in accordance with Section 5.6 of the Plan, will expire and will no longer be exercisable five years from its date of grant.

      5.4 MANNER OF EXERCISE. An Option may be exercised by an Eligible Director in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: Corporate Secretary) at its principal executive office in Edina, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 5.2 of the Plan.

      5.5 RIGHTS AS A STOCKHOLDER. As a holder of Options, an Eligible Director will have no rights as a stockholder unless and until such Options are exercised for shares of Common Stock and the Eligible Director becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to Options as to which there is a record date preceding the date the Eligible Director becomes the holder of record of such shares.

      5.6   EFFECT OF TERMINATION OF SERVICE AS DIRECTOR.

            (a) TERMINATION DUE TO DEATH, DISABILITY OR RETIREMENT. In the event an Eligible Director's service as a director of the Company is terminated by reason of death, Disability or Retirement, all outstanding Options then held by the Eligible Director will become immediately exercisable in full and will remain exercisable for one year following such termination (but in no event after the expiration date of any such Option).

            (b) TERMINATION FOR REASONS OTHER THAN DEATH, DISABILITY OR Retirement.

                  (i) In the event an Eligible Director's service as a director of the Company is terminated for any reason other than death, Disability or Retirement, all rights of the Eligible Director under the Plan and any agreements evidencing an Option will immediately terminate without notice of any kind and no Options then held by the Eligible Director will thereafter be exercisable; provided, however, that if such termination is due to any reason other than termination for "cause," all outstanding Options then held by the Eligible Director will remain exercisable to the extent exercisable as of such termination for a period of three months after such termination (but in no event after the expiration date of any such Option).

                  (ii) For purposes of this Section 5.6, "cause" will be as defined in any agreement or policy applicable to the Eligible Director or, if no such agreement or policy exists, will mean (i) dishonesty, fraud, misrepresentation, embezzlement or material and deliberate injury or attempted injury, in each case related to the Company or any subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any willful breach of duty, habitual neglect of duty or unreasonable job performance, or (iv) any material breach of any service, confidentiality or noncompete agreement entered into with the Company.

6.    DATE OF TERMINATION OF SERVICE AS A DIRECTOR.

      An Eligible Director's service as a director of the Company will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company, as determined by the Committee based upon such records.

7.    RIGHTS OF ELIGIBLE DIRECTORS; TRANSFERABILITY OF INTERESTS.

      7.1 SERVICE AS A DIRECTOR. Nothing in the Plan will interfere with or limit in any way the right of the shareholders to remove an Eligible Director at any time, and neither the Plan, nor the granting of an Option nor any other action taken pursuant to the Plan, will constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director will be retained for any period of time or at any particular rate of compensation.

      7.2 RESTRICTIONS ON TRANSFER OF INTERESTS. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of any Eligible Director in an Option prior to the exercise of Options will be assignable or transferable, or subjected to any lien, during the lifetime of the Eligible Director, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. In the event of an Eligible Director's death, exercise of any Options (to the extent permitted pursuant to Section 5 of the Plan) may be made by the Eligible Director's legal representatives, heirs and legatees.

      7.3 NON-EXCLUSIVITY OF THE PLAN. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

8.  SECURITIES LAW AND OTHER RESTRICTIONS.

      Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and an Eligible Director may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Options granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

9.  PLAN AMENDMENT, MODIFICATION AND TERMINATION

      The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that

Options under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that (a) no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Rule 16b-3 under the Exchange Act or the rules of the NASD, and (b) to the extent prohibited by Rule 16b-3 of the Exchange Act, the Plan may not be amended more than once every six months. No termination, suspension or amendment of the Plan may adversely affect any outstanding Option without the consent of the affected Eligible Director; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under
Section 4.3 of the Plan.

10.  EFFECTIVE DATE AND DURATION OF THE PLAN

      The Plan is effective as of March 24, 1995, the date it was adopted by the Board. The Plan will terminate at midnight on March 1, 2000, and may be terminated prior thereto by Board action, and no Option will be granted after such termination. Options outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.

11.  MISCELLANEOUS

      11.1 GOVERNING LAW. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

      11.2 SUCCESSORS AND ASSIGNS. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Eligible Directors.

     [LOGO]             PROXY           THIS PROXY IS SOLICITED ON BEHALF OF THE
                                                  BOARD OF DIRECTORS.
                                        The  undersigned hereby  appoints Alfred
NASH FINCH COMPANY                      N. Flaten, John H. Grunewald and  Robert
7600 FRANCE AVENUE SOUTH, P.O. BOX 355  F.  Nash, and each  of them, as Proxies,
MINNEAPOLIS, MN 55440-0355              each with the power of substitution, and
- --------------------------------------  hereby  authorizes  each   of  them   to
                                        represent and to vote, as designated below, all the shares of common stock of Nash Finch Company held of record by the undersigned on March 20, 1995, at the Annual Meeting of Stockholders to be held on May 9, 1995 or any adjournment thereof.

1.  ELECTION OF DIRECTORS  FOR all nominees listed  WITHHOLD AUTHORITY to vote
                           below (except as         for all
                           marked to the contrary   nominees listed below / /
                           below) / /
(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name)

Alfred N. Flaten                          Richard G. Lareau
Allister P. Graham                        Jerome O. Rodysill

2.    PROPOSAL TO ADOPT THE COMPANY'S 1995 DIRECTOR STOCK OPTION PLAN.

         / / FOR                  / / AGAINST                / / ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2 ABOVE.

                         (PLEASE SIGN ON REVERSE SIDE)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 2 AND TO GRANT AUTHORITY TO VOTE FOR ALL NOMINEES NAMED IN PROPOSAL 1 ABOVE.

    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                                                    DATED ________________, 1995
                                                    ____________________________
                                                    SIGNATURE
                                                    ____________________________
                                                    SIGNATURE IF HELD JOINTLY

                                                    PLEASE MARK, SIGN, DATE  AND
                                                    RETURN    THE   PROXY   CARD
                                                    PROMPTLY USING THE  ENCLOSED
                                                    ENVELOPE.